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                                                                    EXHIBIT 23.7



                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We hereby consent to the use in this Registration Statement on Form S-1 of our report, dated December 17, 1999, relating to the financial statements of Kushner & Robertson, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP



PricewaterhouseCoopers LLP
Atlanta, Georgia
March 10, 2000